Exhibit 10.7

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of January 6, 2022 (as it may from time to time be amended, this “Agreement”), is entered into by and between Viscogliosi Brothers Acquisition Corp., a Delaware corporation (the “Company”), and Raymond James & Associates, Inc. (the “Underwriter”).

WHEREAS, the Company intends to consummate a public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of the Company’s common stock, par value $0.0001 per share (a “Share”), and one-half of one redeemable warrant, each whole warrant exercisable for one Share at an exercise price of $11.50 per Share, as set forth in the Company’s registration statement on Form S-1 related to the Public Offering (the “Registration Statement”); and

WHEREAS, the Underwriter has agreed to purchase from the Company an aggregate of 187,500 warrants (or up to 215,625 warrants if the over-allotment option in connection with the Public Offering is exercised in full) (the “Underwriter Warrants”), each Underwriter Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Underwriter Warrants.

A. Authorization of the Underwriter Warrants. The Company has duly authorized the issuance and sale of the Underwriter Warrants to the Underwriter.

B. Purchase and Sale of the Underwriter Warrants.

(i) As payment in full for the 187,500 Underwriter Warrants being purchased under this Agreement, Underwriter shall pay $187,500 (the “Purchase Price”), by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee, at least one (1) business day prior to the date of effectiveness of the Registration Statement.

(ii) In the event that the over-allotment option is exercised in full or in part, Underwriter shall purchase up to an additional 28,125 Underwriter Warrants (the “Additional Underwriter Warrants”), in the same proportion as the amount of the over-allotment option that is exercised, and simultaneously with such purchase of Additional Underwriter Warrants, as payment in full for the Additional Underwriter Warrants being purchased hereunder, and at least one (1) business day prior to the closing of all or any portion of the over-allotment option, Underwriter shall pay $1.00 per Additional Underwriter Warrant, up to an aggregate amount of $28,125, by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the Trust Account.

(iii) The closing of the purchase and sale of the Underwriter Warrants shall take place simultaneously with the closing of the Public Offering (the “Initial Closing Date”). The closing of the purchase and sale of the Additional Underwriter Warrants, if applicable, shall take place simultaneously with the closing of all or any portion of the over-allotment option (such closing date, together with the Initial Closing Date, the “Closing Dates” and each, a “Closing Date”). The closing of the purchase and sale of each of the Underwriter Warrants and the Additional Underwriter Warrants shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, or such other place as may be agreed upon by the parties hereto.

C. Terms of the Underwriter Warrants.

(i) The Underwriter Warrants shall have their terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (a “Warrant Agreement”).

(ii) At or prior to the time of the Initial Closing Date, the Company and the Underwriter shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Underwriter relating to the Underwriter Warrants and the Shares underlying the Underwriter Warrants.

Section 2. Representations and Warranties of the Company.  As a material inducement to the Underwriter to enter into this Agreement and purchase the Underwriter Warrants, the Company hereby represents and warrants to the Underwriter (which representations and warranties shall survive the Closing Dates) that:

A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Underwriter Warrants have been duly authorized by the Company as of the Closing Dates. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Underwriter Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Dates.

(ii) The execution and delivery by the Company of this Agreement and the Underwriter Warrants, the issuance and sale of the Underwriter Warrants, the issuance of the Shares upon exercise of the Underwriter Warrants and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Closing Dates (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the certificate of incorporation or the bylaws of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Underwriter Warrants will be duly and validly issued and the Shares issuable upon exercise of the Underwriter Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Underwriter will have good title to the Underwriter Warrants and the Shares issuable upon exercise of such Underwriter Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Underwriter.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations and Warranties of the Underwriter. As a material inducement to the Company to enter into this Agreement and issue and sell the Underwriter Warrants to the Underwriter, the Underwriter hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Dates) that:

A. Organization and Requisite Authority. The Underwriter possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Underwriter, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Underwriter of this Agreement and the fulfillment of and compliance with the terms hereof by the Underwriter does not and shall not as of the Closing Dates conflict with or result in a breach by the Underwriter of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Underwriter is subject.

C. Investment Representations.

(i) The Underwriter is acquiring the Underwriter Warrants and, upon exercise of the Underwriter Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for the Underwriter’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Underwriter is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and such Underwriter has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Underwriter understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Underwriter’s compliance with, the representations and warranties of the Underwriter set forth herein in order to determine the availability of such exemptions and the eligibility of the Underwriter to acquire such Securities.

(iv) The Underwriter did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Underwriter has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Underwriter. The Underwriter has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Underwriter understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Underwriter understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Underwriter nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Underwriter understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. While such Underwriter understands that Rule 144 under the Securities Act is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such Underwriter understands that Rule 144 includes an exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

(viii) The Underwriter has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Underwriter has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Underwriter can afford a complete loss of its investment in the Securities.

Section 4. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter to purchase and pay for the Underwriter Warrants are subject to the fulfillment, on or before the Closing Dates, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Dates as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Dates.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement and Registration Rights Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent (the “Warrant Agreement”) and the Registration Rights Agreement, each on terms satisfactory to the Underwriter.

E. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Underwriter Warrants hereunder.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Underwriter under this Agreement are subject to the fulfillment, on or before the Closing Dates, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Underwriter contained in Section 3 shall be true and correct at and as of the Closing Dates as though then made.

B. Performance. The Underwriter shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Underwriter on or before the Closing Dates.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement and Registration Rights Agreement. The Company shall have entered into the Warrant Agreement and the Registration Rights Agreement.

E. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Underwriter Warrants hereunder.

Section 6. Termination. This Agreement may be terminated at any time after January 31, 2022 upon the election by either the Company or a Underwriter entitled to purchase a majority of the Underwriter Warrants upon written notice to the other parties if the closing of the Public Offering does not occur prior to such date.

Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Dates.

Section 8. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Underwriter to affiliates thereof.

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

VISCOGLIOSI BROTHERS ACQUISITION CORP.

By:	/s/ John J. Viscogliosi
Name:	John J. Viscogliosi
Title:	Chief Executive Officer

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Richard Mandery
Name:	Richard Mandery
Title:	Managing Director